SINO PAYMENTS

Exhibit 99.2

24 September 2010

RE: Letter of Intent to form Hong Kong card processing Joint Venture Company

Sino Payments, Inc. and TAP Group here by agree to cooperate in the establishment of a Hong Kong Joint Venture Company for the purpose of both companies jointly providing card processing to International retail clients.

TAP Group will establish the Hong Kong Joint Venture Company and Sino Payments, Inc. agrees to acquire 51% of the shares of the Hong Kong Joint Venture Company in exchange for 1,000,000 Sino Payments, Inc. common shares (OTCBB: SNPY).

After the 51% acquisition of Hong Kong Joint Venture Company shares by SNPY, TAP Group will hold the remaining 49% of the HKJV Co shares.  TAP Group agrees that at a time and place and price to be agreed in the future by both TAP Group and Sino Payments, Sino Payments will have the first right of refusal to purchase the 49% TAP Group shares in each instance where TAP Group wishes to sell these 49% HKJV Co. shares.

Sino Payments intends to continue to purchase additional shares from TAP Group in the future above and beyond the initial 51% HKJV Co. share purchase.

Signed in duplicate by:

Mr. Matthew Mecke

Mr. Benny Lee

On behalf of Sino Payments, Inc.

On behalf of TAP Group

Signature /s/ Matthew Mecke

Signature /s/ Benny Lee

Date: September 24, 2010

Date: October 5, 2010

UNIT T25 GF BANGKOK BANK BUILDING 18 BONHAM STRAND WEST

Sheung Wan • Hong Kong

Phone: (852) 8121 4220